UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Champions Oncology, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Champions Oncology, Inc.
One University Plaza, Suite 307
Hackensack, New Jersey 07601

Notice of Annual Meeting of Stockholders
to be held on
October 14, 2026

To the Stockholders of Champions Oncology, Inc.:

The Annual Meeting of Stockholders of Champions Oncology, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at One University Plaza, Suite 307, Hackensack, New Jersey 07601, on Wednesday, October 14, 2026 at 9:00 a.m., Eastern time, for the following purposes:

1.	Elect the seven Board of Director nominees named in the accompanying Proxy Statement to the Board of Directors for the ensuing year and until his successor has been elected and qualified, or until his earlier death, resignation or removal;

2.	Ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2027;

3.	Approve a non-binding advisory resolution relating to the compensation of our named executive officers;

4.	Approve a non-binding advisory vote on the frequency of holding stockholder advisory votes on executive compensation;

5.	Approve the 2026 Equity Incentive Plan (the “Incentive Plan”); and

6.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed August 21, 2026 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS OR THE NON-BINDING ADVISORY RESOLUTIONS RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 14, 2026

Pursuant to rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information stockholders need, while lowering delivery and printing expenses. On or about August 31, 2026, we will mail to our stockholders a notice containing instructions on how our stockholders may access online our 2026 Proxy Statement and 2026 Annual Report on Form 10-K. Our Form 10-K does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following website: https://www.iproxydirect.com/CSBR.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Stockholders, in person.

By Order of the Board of Directors

/s/ Robert Brainin
Robert Brainin
Chief Executive Officer
Hackensack, New Jersey

August 28, 2026

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES ONLINE, OR UPON REQUEST, OBTAIN A PROXY CARD AND RETURN IT PROMPTLY TO OUR TABULATOR. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Champions Oncology, Inc.
One University Plaza, Suite 307
Hackensack, New Jersey 07601
(551) 206-8104

Proxy Statement For Annual Meeting of Stockholders
Approximate Date of Mailing: August 31, 2026

The accompanying proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Champions Oncology, Inc., a Delaware corporation, in connection with the Annual Meeting of Stockholders (the “Meeting”) to be held on October 14, 2026, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the Meeting. The Board of Directors has fixed the close of business on August 21, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding 13,918,571 shares of the Company’s common stock par value $0.001 per share (the “Shares”). The Board of Directors has designated its headquarters at One University Plaza, Suite 307, Hackensack, New Jersey 07601 as the place of the Meeting. The Meeting will be called to order at 9:00 AM, Eastern time.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references to “Champions,” “we,” “us,” “our” or “the Company” means Champions Oncology, Inc.

Pursuant to the e-proxy rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. On or about August 31, 2026, we will mail to our stockholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2026 Proxy Statement, and Annual Report on Form 10-K. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report on Form 10-K does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the Meeting, including the election of directors. Because most of our stockholders cannot attend the Meeting in person, it is necessary for a large number to be represented by proxy. Stockholders may vote by going online and casting their votes electronically or by requesting a proxy card and mailing it to us to the attention of David Miller, Chief Financial Officer of the Company. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by delivering a later dated proxy, or written notice of revocation, to us to the attention of David Miller, Chief Financial Officer of the Company, or by voting by ballot at the Meeting. Mere attendance at the Meeting will not revoke a proxy. If you are a beneficial owner of Shares not registered in your own name, you will need additional documentation to vote personally at the Meeting, as set forth in the instruction form you receive from your bank, broker or its nominee.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Stockholders that are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our stockholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Q:	Who is entitled to vote?

A:	You may vote if you owned Shares on August 21, 2026, the date established by the Board of Directors under Delaware law and our by-laws for determining stockholders entitled to notice of and to vote at the Meeting. On the Record Date, there were 13,918,571 Shares outstanding. Each Share outstanding on the Record Date is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote your Shares. If you designate someone in writing as your proxy or proxy holder, that document is also called a proxy or a proxy card. Mr. Robert Brainin and Mr. David Miller have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your Shares in street name. The form instructs you on how to direct your bank, broker or its nominee, as record holder, to vote your Shares.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

(1)     Election of the seven named nominees to the Board of Directors;
(2)     Ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending April 30, 2027;
(3)    Approval of a non-binding advisory resolution relating to the compensation of our named executive officers;
(4)    Approval of a non-binding advisory vote on the frequency of holding stockholder advisory votes on executive compensation;
(5)    Approve the 2026 Equity Incentive Plan (the “Incentive Plan”); and
(6)    Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding Shares as of the Record Date must be represented in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and Shares held of record by a bank, broker or its nominee (“Broker Shares”) that are voted on any matter (including an abstention or withheld vote by Broker Shares) are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the Shares voted in the election of directors.

Q:	What vote is needed to ratify the appointment of EisnerAmper LLP?

A:	The ratification of the appointment of EisnerAmper LLP requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting.

Q:	What vote is needed to approve the non-binding advisory resolution relating to the compensation of our named executive officers?

A:	The approval of the non-binding advisory resolution relating to the compensation of our named executive officers requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting. Because your vote is advisory in nature, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the results of the voting on this resolution and consider them when making future decisions on executive compensation.

Q:	What vote is needed to approve the non-binding advisory on the frequency of holding stockholder advisory votes on executive compensation?

A:	The approval of the non-binding advisory resolution on the frequency of holding stockholder advisory votes on executive compensation requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting. Because your vote is advisory in nature, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the results of the voting on this resolution and consider them when making future decisions on the frequency of holding stockholder advisory votes on executive compensation.

Q:	What vote is needed to approve the Incentive Plan?

A:	The approval of the Incentive Plan requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that stockholders vote “FOR” all of the proposed nominees for director, “FOR” the ratification of the appointment of EisnerAmper LLP, “FOR” the approval of the advisory vote on the frequency of holding stockholder advisory votes on executive compensation, and “FOR” the non-binding resolution approving the compensation of our named executive officers, “FOR” the non-binding advisory vote on the frequency of holding stockholder advisory votes on executive compensation, and “FOR” the approval of the Incentive Plan.

Q:	How do I vote?

A:	Stockholders may vote by going online and casting their votes electronically or by requesting a proxy card and mailing it to us to the attention of David Miller, Chief Financial Officer of the Company.

Stockholders who hold Shares through banks, brokers or other nominees who wish to vote at the Meeting should be provided voting instructions on the instruction form provided to them from the institution that holds their Shares. If this has not occurred, please contact the institution that holds your Shares.

The deadline for votes received by mail is 9:00 a.m., Eastern time, on October 13, 2026.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Shares as of the Record Date, August 21, 2026. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your Shares by proxy. We will not permit cameras, recording devices or other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any stockholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:
¬ delivering a later dated proxy, or written notice of revocation, to us to the attention of David Miller, Chief Financial Officer of the Company; or ¬ appearing at the Meeting and voting in person.

If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the proxy card in the event that you decide later to change or revoke your proxy at the Meeting. Your attendance at the Meeting will not itself revoke a proxy.
If you are a stockholder whose Shares are held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my Shares be voted if I sign, date and return my proxy card or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:	Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of EisnerAmper LLP, “FOR” the non-binding resolution approving the compensation of our named executive officers, “FOR” the non-binding advisory vote on the frequency of holding stockholder advisory votes on executive compensation, and “FOR” the approval of the Incentive Plan. As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the Shares represented by the proxy in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my Shares be voted if I do not return my proxy card or my voting instruction form?

A:	It will depend on how your ownership of Shares is registered. If you own your Shares as a registered holder, which means that your Shares are registered in your name with our transfer agent, your Shares will only be voted if our transfer agent receives specific voting instructions from you. Otherwise, your unvoted Shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a stockholder whose Shares are held in street name, meaning that your Shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may not vote your Shares in its discretion (with certain limited exceptions such as the ratification of the appointment by the Audit Committee of EisnerAmper LLP) unless you have provided voting instructions to the bank, broker or its nominee.

Generally, your broker may vote your Shares in its discretion on “routine matters.” We believe that the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a stockholder whose Shares are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your Shares on the ratification of the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies.

Q:	Could other matters be decided at the Meeting?

A:	As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the corporate governance materials?

A:
The charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, are available on our Internet website at http://www.championsoncology.com under the Corporate Governance section of the Investor Relations tab and are available in print to any stockholder upon request by contacting our investor relations department as described below.

Q:	How do I communicate with the Board of Directors?

A:	Stockholders and other interested persons may communicate with the full Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Champions Oncology, Inc., One University Plaza, Suite 307, Hackensack, New Jersey 07601, Attention: Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications.

***********

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on October 14, 2026.

This Proxy Statement and our Annual Report on Form 10-K are both available free of charge at https://www.iproxydirect.com/CSBR. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our investor relations department as follows:

Champions Oncology, Inc.
One University Plaza
Suite 307
Hackensack, New Jersey 07601
Attention: David Miller, CFO
Telephone: 551-206-8104

We also make available free of charge through our Internet website our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Proposal No. 1
Election of Directors

Our Board of Directors has unanimously approved the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Each of these nominees currently serves as a director. Each nominee who is elected will serve as a director until his successor is elected at our next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Unless contrary instruction is given, the person(s) named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If a nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the size of the Company's Board to eliminate the vacancy. At this time, the Company's Board does not anticipate that the nominees will be unavailable to serve.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee, and the year in which he first became a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director as of the date of this Proxy Statement, in light of the Company’s business and structure. The Board of Directors reviews at least annually the skills and characteristics of new and existing directors. Except as described below, there are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Position(s) Presently Held
Robert Brainin	Chief Executive Officer and Director (1)
Ronnie Morris, M.D.	Chairman of the Board (1)
Joel Ackerman	Director (1)
David Sidransky, M.D.	Director
Daniel Mendelson	Director
Scott R. Tobin	Director
Philip Breitfeld, M.D.	Director (2)
Brian Alexander, M.D.	Director (2)

(1) Effective August 25, 2025, Mr. Robert Brainin became Chief Executive Officer, Dr. Ronnie Morris transitioned to Chairman of the Board, and Mr. Joel Ackerman transitioned to Director.

(2) Effective March 24, 2026, Dr. Philip Breitfeld resigned as Director and Dr. Brian Alexander joined as Director.

Robert Brainin, age 54, became Chief Executive Officer effective August 25, 2025 and he has served as a Director of the Company since February 2021. Prior to his role as CEO at Champions, Mr. Brainin served as Executive Vice President and Chief Business Officer at Veracyte (formerly HalioDx), a global diagnostics company, from July 2021 through April 2025. From August 2017 to January 2021, he worked at Genuity Science, where he held various positions including Chief Executive Officer, Chief Operating Officer and served as a director. Before joining Genuity, he was Vice President and General Manager of Life Sciences and Applied Genomics at Illumina, and before that as a Vice President/General Manager of the Enterprise Genomics Solutions business of Thermo Fisher Scientific, Inc. He joined Thermo Fisher via its acquisition of Life Technologies, Inc. in 2014. From 2004 to 2014, Mr. Brainin served in a number of positions at Life Technologies and its predecessor, Invitrogen, predominantly leading a variety of large businesses that served customers in the academic and BioPharma segments. In all these roles, he led the expansion of the applications of technologies or genomic data to new fields to serve the needs of growing types of users. Earlier in his career, he was a management consultant at McKinsey & Co. and has served as an adjunct professor at the University of San Diego School of Law. Mr. Brainin holds an undergraduate degree in economics from Emory University and a law degree from Harvard Law School. He also currently serves on the board of directors of Code Ocean and served on the board of directors at The Children’s Tumor Foundation from 2015 to 2025.

Mr. Brainin is well-qualified to serve on the Board due to his extensive experience in companies that commercialize scientific technologies.

Ronnie Morris, M.D., age 60, became Chairman of the Board effective August 25, 2025. Prior to this, he served as Chief Executive Officer and a Director of the Company from January 2017. Dr. Morris previously served as the President and a director of the Company from October 2010 to January 2017. Dr. Morris received his medical degree from the University of Medicine and Dentistry of New Jersey in 1993, completed his residency at the Long Island Jewish Medical Center in 1996, and obtained his certification from the American Board of Internal Medicine in 1996. From 1996 to 2004, Dr. Morris practiced internal medicine and was a managing partner of Prohealth Medical Group in Boca Raton, Florida where, in addition to his personal medical practice of more than 2,500 patients, he managed over 30 physicians in a multi-specialty practice, was responsible for the practice’s financial operations, and coordinated and created ancillary revenue services for the practice. From 2004 to 2006, Dr. Morris was Vice President and Medical Director of AllianceCare Inc. in Boynton Beach, Florida, a company that provides home health care, physical therapy, and doctor “house calls”. In that capacity, Dr. Morris was responsible for the physician house call business, developed new markets, managed and directed 150 employees, tripled revenue and brought his division to profitability. In 2001, in Boca Raton, Florida, Dr. Morris co-founded MDVIP, Inc., a personalized healthcare services company. Until 2009, when MDVIP was acquired by Procter and Gamble Co., Dr. Morris served on MDVIP’s Board of Directors, as Medical Director, and as a member of its executive management team. In those capacities, Dr. Morris conceptualized, developed and helped build MDVIP from a start-up company into a national leader in personalized healthcare services, with a network of 400 doctors in 29 states and 125,000 consumers/patients. Since 2009, Dr. Morris has been a private investor.

Dr. Morris is well-qualified to serve as a member of the Company’s Board of Directors, due to his extensive operational and managerial experience in the healthcare industry.

Joel Ackerman, age 61, transitioned to Director of the Company on August 25, 2025, having served as the Chairman of the Board of the Company from January 2017. Previously, Mr. Ackerman served as Chief Executive Officer and a Director of the Company from October 2010 to January 2017. Mr Ackerman is currently the Chief Financial Officer of Davita, Inc. Mr. Ackerman received a bachelor’s degree from Columbia University, where he graduated summa cum laude in 1988, and a master’s degree in Physics from Harvard University in 1990.  From 1990 to 1993, Mr. Ackerman was an associate with Mercer Management Consulting, a global strategy consulting firm.  From 1993 to 2008, Mr. Ackerman was employed by Warburg Pincus, LLC, a global private equity investment firm.  There, Mr. Ackerman served in various capacities including Managing Director, Head of Healthcare Services, and as a member of the firm’s executive management team. During 2010, Mr. Ackerman served as a senior portfolio fellow with Acumen Fund, a non-profit global venture fund that uses entrepreneurial approaches to address global poverty.

Mr. Ackerman is well-qualified to serve as a member of the Company’s Board of Directors, due to his broad and extensive operational and financial experience in the healthcare and biomedical industries.

David Sidransky, M.D., age 66, transitioned to Director on August 25, 2025. Prior to that, he served as Lead Director of the Company from November 2016. Previously, Dr. Sidransky served as the Chairman of the Company from October 2007 to November 2016 and has served as a Director of the Company since August 2007. Dr. Sidransky is a Professor of Oncology, Otolaryngology-Head and Neck Surgery, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital. In the field of oncology, Dr. Sidransky is one of the most highly-cited researchers in clinical and medical journals in the world, with over 600 peer-reviewed publications in the past decade. He has also contributed to more than 60 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. He has served as Vice Chairman of the Board of Directors of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care, and was a director, until its merger with Eli Lilly. Dr. Sidransky is Chairman of the Board of Ayala Pharmaceuticals and Advaxis Immunotherapies and serves on the board of directors of Galmed, Ascentage, and Orgenesis. From 2005 to 2008, Dr. Sidransky served as Director of the American Association for Cancer Research (AACR). Dr. Sidransky is the recipient of many awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, the 2004 Hinda and Richard Rosenthal Award for innovative research and the 2017 team award from the AACR for the development of circulating DNA testing. Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. Dr. Sidransky received his bachelor’s degree from Brandeis University and his medical degree from the Baylor College of Medicine.

Dr. Sidransky is well-qualified to serve as a member of the Company’s Board of Directors, based on his extensive experience in clinical and medical oncology, his stature as a leading researcher in the field, and his experience with biotechnology companies.

Daniel N. Mendelson, age 62, has served as a Director of the Company since March 2013. Mr. Mendelson is CEO of Morgan Health at JPMorgan Chase & Co. He was previously Founder and CEO of Avalere Health, a healthcare advisory company based in Washington DC. Mr. Mendelson also served as Operating Partner at Welsh Carson, a private equity firm. Before founding Avalere, Mr. Mendelson served as associate director for Health at the Office of Management and Budget in the Clinton White House. Mr. Mendelson currently also serves as adjunct professor at the Georgetown University McDonough School of Business. He previously served on the boards of Apree Health (formerly Vera Whole Health), Coventry Healthcare, HMS Holdings, Pharmerica, Partners in Primary Care, Centrexion, and Audacious Inquiry and as an Executive in Residence at the Duke Fuqua School of Business and a faculty member at the Wharton School. He holds a BA from Oberlin College, and an MPP from the Kennedy School of Government at Harvard University.

Mr. Mendelson is well-qualified to serve as a member of the Company’s Board of Directors, due to his business experience in healthcare companies, government experience and business administration education.

Scott R. Tobin, age 55, has served as a Director of the Company since June 2011. Mr. Tobin is a Senior Partner at Battery Ventures. He joined Battery Ventures, a venture capital/private equity firm, in 1997 where he has been a managing partner of various funds affiliated with the firm since May 2000. He leads investments in the United States, Israel and Europe and has focused his investments in enterprise infrastructure, materials science, application software, business services, media and financial services. Mr. Tobin has been named multiple times to the Forbes Midas List, which ranks top venture capitalists from around the world. He graduated with honors from Brandeis University with a BA in International Relations and Islamic and Middle Eastern Studies. Mr. Tobin serves as a member on several Boards across varying industries including scientific, financial, and technology sectors.

Mr. Tobin is well-qualified to serve on the Company’s Board of Directors due to his extensive corporate finance and multi-national operational experience.

 Philip Breitfeld, M.D., age 73, resigned from his role as a Director of the Company on March 24, 2026. Prior to that, he served as a Director of the Company since April 2016. Dr. Breitfeld has been the Chief Medical Officer for Radiomer Therapeutics since April 2024. Prior to that he was the Chief Medical Officer for Allterum Therapeutics from December 2020. He is also currently a member of the Scientific Advisory Board at MMS. Dr. Breitfeld founded The Breitfeld Group in January 2016 and has acted as Managing Director since its inception. From 2011 to December 2015, he served in various capacities at Quintiles, including as the Global Vice President responsible for the Therapeutic Centers of Excellence and as the leader of the Oncology Center of Excellence, where he worked with many large, mid-size and emerging biopharmaceutical firms. He held senior clinical development positions at Merck KGaA (EMD Serono in the US), where he led oncology development in the US, and at BioCryst, where he led oncology development and was Associate Chief Medical Officer. Prior to his career in industry, he held academic positions at Harvard University, University of Massachusetts, Indiana University, and Duke University. He has approximately 50 publications in the literature dealing with basic cell and molecular biology, and translational and clinical oncology. He was trained in Pediatric Hematology/Oncology at the Dana-Farber Cancer Institute, was a visiting scientist at the Whitehead Institute at MIT, received his medical degree (MD) from the University of Rochester, and his undergraduate degree (AB in chemistry) from Princeton.

Dr. Breitfeld was well-qualified to serve as a member of the Company’s Board of Directors due to his extensive experience with clinical oncology development, operational experience and research.
  Brian Alexander, M.D., age 48, joined as Director of the Company on March 24, 2026. Dr. Alexander presently serves as the Chief Executive Officer of Valo Health Inc. since November 2024. Additionally, he holds the position of CEO-Partner at Flagship Pioneering since November 2024. Prior to joining Valo Health and Flagship Pioneering, Dr. Alexander worked as the Senior Vice President for Research & Development at Roche/Genentech, from November 2023 to November 2024. From 2018 to November 2023, Dr. Alexander held various positions at Foundation Medicine, including the role of Chief Executive Officer beginning in April 2021. Dr. Alexander serves on the Board of Directors of MassBio and is a co‑founder and board member of the Global Coalition for Adaptive Research. He was also the founding director of the Harvard/MIT Center for Regulatory Science. Dr. Alexander previously served as an Associate Professor at Harvard Medical School and as a radiation oncologist at the Dana-Farber Cancer Institute and Brigham and Women's Hospital. He received his MD from the University of Michigan, MPH from the Harvard School of Public Health, and served as a White House Fellow in the George W. Bush and Barack Obama administrations.

Dr. Alexander is well qualified to serve as a member of the Company’s Board of Directors due to his extensive leadership experience in biotechnology and precision medicine, clinical and medical oncology expertise, and experience in research, regulatory science and healthcare innovation.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

Corporate Governance

Independence of Directors

The Company's Board of Directors has determined that Messrs. Ackerman, Sidransky, Mendelson, Tobin, and Alexander are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules (“Nasdaq Rules”). The Company's Board of Directors currently consists of five independent directors and two non-independent directors.

Board of Directors Meetings

During the fiscal year ended April 30, 2026, the Company's Board of Directors officially met three times. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Company's Board of Directors held during the year and (2) the total number of meetings held by all committees on which the director served during such year.

Board Committees

The Company's Board of Directors has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Company's Board of Directors to assist the Company's Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the Audit Committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements.

The Audit Committee, by way of Board delegation, retains oversight of the Company’s cybersecurity risks. The senior leadership team, including our Chief Financial Officer and Chief Executive Officer, provides periodic reports to our Board, as applicable. Our Vice President of Technology is responsible for leading the assessment and management of cybersecurity threats and periodically updating the Audit Committee as needed.
To date, we have not identified risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected us, including our operations, business strategy, results of operations, or financial condition.

The current members of the Audit Committee are: Scott Tobin, who is serving as Chairperson, Joel Ackerman, and Daniel Mendelson, each of whom is independent under the Nasdaq Rules. The Company's Board of Directors has reviewed whether our Audit Committee members meet the heightened independence standards of Rule 10A-3 of the Securities Exchange Act and the Nasdaq Rules, and concluded that each member meets such requirements. The Company's Board of Directors has also examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Tobin satisfies this definition. Accordingly, Mr. Tobin has been designated by the Company's Board of Directors as the Company’s audit committee financial expert. The Audit Committee met four times during the fiscal year ended April 30, 2026.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to assure that the Company's Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and the stockholders on an ongoing basis. The Nominating and Corporate Governance Committee makes recommendations to the Company's Board of Directors regarding matters and practices concerning the Company's Board, its committees and individual directors; evaluates the current composition and governance structure of the Company's Board and determines its future requirements; makes recommendations concerning the qualifications, compensation and retirement age of directors; recommends nominees for election to the Company's Board and establishes and administers a Board evaluation process; makes recommendations to the Company's Board about the appointment of directors to the Board Committees and the selection of the Chairpersons of the Board Committees; and reviews timely nominations by stockholders for the election of directors and ensures that such stockholders are advised of any action taken by the Company's Board with respect thereto.

The Nominating and Corporate Governance Committee is comprised solely of directors who are independent under the Nasdaq Rules. The current members of the Nominating and Corporate Governance Committee are: Daniel Mendelson and Joel Ackerman, each of whom is independent under the Nasdaq Rules. The Nominating and Corporate Governance Committee did not hold any separate formal meetings during the fiscal year ended April 30, 2026. During the fiscal year, matters within the purview of the Nominating and Corporate Governance Committee were considered and addressed by the full Board of Directors at meetings at which the applicable members of the Nominating and Corporate Governance Committee were present.

The policy of the Company's Board of Directors is to encourage the selection of directors who will contribute to our company. The Nominating and Corporate Governance Committee considers recommendations from stockholders, as well as other people, as it deems appropriate. Stockholders wishing to nominate a director candidate must comply with certain procedures. We explain the procedures for nominating a director candidate at next year’s annual meeting in “Other Matters.”

Compensation Committee. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee, among other things, reviews all forms of compensation for senior management of the Company, including the form and amount of current salary, deferred salary, cash and non-cash benefits and all compensation plans of the Company; approves base salary amounts, incentive and bonus compensation amounts and individual stock and/or option grants and awards for all corporate officers at or above the Vice President level (including the Chief Executive Officer) and all other reporting officers of the Company; has administered the Company’s Equity Incentive Plans; prepares and approves reports to stockholders on compensation matters required by the SEC and other government bodies; performs an annual performance appraisal for the Chief Executive Officer and other senior managers designated by the Board; and establishes levels of director compensation.

The current members of the Compensation Committee are: Scott Tobin and Daniel Mendelson, each of whom is independent under the Nasdaq Rules. The Compensation Committee did not hold any separate formal meetings during the fiscal year ended April 30, 2026. During the fiscal year, matters within the purview of the Compensation Committee were considered and addressed by the full Board of Directors at meetings at which the applicable members of the Compensation Committee were present.

Director Compensation

The following table summarizes the compensation paid to directors, other than compensation paid to directors who are also named executive officers and whose compensation as executive officers is reflected in the Summary Compensation Table in the Executive Compensation section of this Proxy Statement, for the fiscal year ended April 30, 2026.

Name	Fees Earned or Paid in cash ($)	Stock awards ($)	Option awards ($) (2)	All other compensation ($)	Total ($)
Joel Ackerman	—	—	98,226		98,226
Philip Breitfeld (3)	35,000	—	51,402	—	86,402
Daniel Mendelson	40,000	—	55,225	—	95,225
David Sidransky	12,000	—	69,890	—	81,890
Scott R. Tobin	—	—	94,898	—	94,898
Brian Alexander (3)	—	—	15,764	—	15,764
Ronnie Morris (1)	75,000	—	—	—	75,000
Robert Brainin (1)	10,000	—	30,622	—	40,622

(1)Ronnie Morris and Robert Brainin were named executive officers for a portion of the fiscal year ended April 30, 2026, whose executive compensation is set forth in the Summary Compensation Table and related disclosure in the “Executive Compensation” section of this Proxy Statement.
(2)Included in the Option Awards column is the grant date fair value of stock option grants, calculated in accordance with FASB ASC Topic 718.
(3)On March 24, 2026, Dr. Breitfeld resigned from the Board and he was replaced by Dr. Alexander.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct and Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended April 30, 2008.

Communications with the Board

Any stockholder desiring to contact the Company's Board of Directors, a specified committee of the Company's Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Chairman of the Nominating and Corporate Governance Committee, One University Plaza, Suite 307, Hackensack, New Jersey 07601. Any proper communication so received will be processed. If it is unclear from the communication received whether it was intended or appropriate for the Company's Board, a committee of the Company's Board, or individual director(s), the Chairman of the Nominating and Corporate Governance Committee will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Company's Board of Directors, or, as appropriate, a committee of the Company's Board or to the member(s) of the Company's Board named in the communication.

Leadership Structure and Risk Oversight

While the Company's Board of Directors believes that there are various structures which can provide successful leadership to the Company, we currently have separate individuals serving in the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. This structure is appropriate at this time to the Company’s business because it reflects the industry experience, vision and energy brought to the Company's Board of Directors by the Chairman, Dr. Morris, and the Chief Executive Officer, Mr. Brainin.

Management is responsible for the day-to-day management of risks the Company faces, while the Company's Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Company's Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Company's Board meetings and is available to address any questions or concerns raised by the Company's Board of Directors on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Certain Relationships and Related Transactions

During the years ended April 30, 2026 and 2025, we engaged in the following transactions with our directors, executive officers, nominees for director, immediate family members of our directors, executive officers or nominees, and beneficial owners of 5% or more of our common stock:

Dr. Sidransky, who is one of our directors, and who beneficially owned approximately 6.0% of our common stock as of the Record Date, received $0 and $12,000 in consulting fees from us during the fiscal years ended April 30, 2026 and 2025.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of the Record Date, the total number of shares of common stock beneficially owned by (i) each of our named executive officers, (ii) each of our directors and director nominees, (iii) all of our current directors, director nominees, and officers as a group and (iv) the present owners of 5% or more of the outstanding shares of our common stock known to the Company. For purposes of calculating beneficial ownership, the applicable percentage of ownership is based upon 13,918,571 shares of common stock outstanding as of the Record Date. Shares issuable pursuant to options exercisable within 60 days after the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of ownership for any other person. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares of our common stock represents sole voting and investment power with respect to those shares.

Name and Address (1)	Number of shares beneficially owned	Percentage of class
Directors, Nominees and Named Executive Officers
Joel Ackerman (2)	1,271,553	9.0%
Daniel Mendelson (3)	293,269	2.1%
David Miller (4)	120,766	1.0%
Ronnie Morris, M.D. (5)	1,270,620	8.9%
David Sidransky, M.D. (6)	845,159	6.0%
Scott R. Tobin (7)	2,575,757	18.3%
Brian Alexander (8)	14,800	*
Robert Brainin (9)	144,475	1.0%
All directors and executive officers as a group (8 persons) (10)	6,536,399	46.3%
5% Owners (not included above)
New Enterprise Associates 14, L.P. (11)	1,713,720	12.3%
Norman H. Pessin (12)	742,161	5.3%
West Elk Partners, LP (13)	882,581	6.3%

* Less than one percent.

(1)Unless otherwise specified below, the business address of each of the above persons is: c/o Champions Oncology, Inc., One University Place, Suite 307, Hackensack, NJ 07601.
(2)Includes 215,014 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(3)Includes 103,958 shares held by a revocable living trust of which Mr. Mendelson is the lifetime beneficiary and co-trustee and 94,644 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(4)Includes 79,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(5)Includes 411,742 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date and 8,333 shares held by a partnership in which Dr. Morris is a partner.
(6)Includes 78,116 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(7)Consists of 154,661 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date. Also includes 2,397,699 shares held by Battery Ventures IX, L.P. (“BVIX”) and 23,397 shares held by Battery Investment Partners IX, LLC (“BIPIX”). Battery Partners IX, LLC (“BPIX”) is the sole general partner of BVIX and the sole managing member of BIPIX. BPIX’s investment advisor is Battery Management Corp. (together with BPIX, the “Battery Companies”). Mr. Tobin, Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors, Roger H. Lee, Neeraj Agrawal, Michael M. Brown, and Jesse Feldman are the managing members and officers of the Battery Companies and may be deemed to share voting and dispositive power over the shares held by BVIX and BIPIX. Mr. Tobin, Mr. Crotty, Mr. Frisbie, Mr. Lawler, Mr. Tabors, Mr. Lee, Mr. Agrawal, Mr. Brown, and Mr. Feldman each expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX except to the extent of their indirect pecuniary interest therein. The business address of BVIX, BIPIX and BPIX is c/o Battery Ventures, One Marina Park Drive, Suite 1100, Boston, MA 02210.
(8)Consists of 14,800 shares issuable upon exercise of options that have vested or will vest within 60 days of the Record Date.
(9)Consists of 144,475 shares issuable upon exercise of options that have vested or will vest within 60 days of the Record Date.
(10)Includes 1,162,452 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(11)Based on a Form 13D/A filed May 6, 2024. The business address of New Enterprise Associates 14, L.P. is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(12)Based on a Schedule 13D/A filed on August 8, 2017. The business address of Mr. Pessin is 400 E.51st Street, PH 31, New York, New York 10022, according to most recent filing by Mr. Pessin.
(13)Based on a Schedule 13G/A filed on November 14, 2024. The business address of West Elk Partners, LP is 1175 Peachtree Street NE, Suite 360, Atlanta, Georgia 30361.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Shares file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them in fiscal 2026, except with respect to Mr. Alexander's Form 4 for options granted by the Company during fiscal 2026.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with EisnerAmper LLP, the independent auditors for the Company for the fiscal year ended April 30, 2026, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026 for filing with the SEC.

The Audit Committee

Scott Tobin, Chair

Daniel Mendelson

Joel Ackerman

Independent Public Accountants Fees

The following is a description of the fees for professional services rendered by EisnerAmper LLP during the fiscal years ended April 30, 2026 and 2025:

Audit Fees. Audit fees include fees paid by the Company to EisnerAmper LLP in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by EisnerAmper LLP that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by EisnerAmper LLP for audit services rendered to the Company for the fiscal years ended April 30, 2026 and 2025 totaled $276,150 and $275,100, respectively.

Audit Related Fees. The Company did not incur any audit related services fees from EisnerAmper LLP for the fiscal years ended April 30, 2026 and 2025.

Tax Fees. Tax fees include corporate tax compliance, counsel and advisory services. The Company incurred $51,450 in tax related services fees from EisnerAmper LLP for both the fiscal years ended April 30, 2026 and 2025.

All Other Fees. The Company did not incur any additional fees for the fiscal year ended April 30, 2026 and 2025.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre‑approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our principal accountants during the fiscal years ended April 30, 2026 and 2025. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2027. EisnerAmper LLP has served as the Company’s independent public accountants since fiscal 2015. A representative of EisnerAmper LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

EisnerAmper LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited views of the financial statements included in our quarterly reports.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of EisnerAmper LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain EisnerAmper LLP, notwithstanding the fact that the stockholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Board Recommendation

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2027.

Proposal No. 3
Non-Binding Proposal to Approve the Compensation of Our Executive Officers

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The compensation of our named executive officers is comprehensively described in the Executive Compensation section, and the accompanying tables (including all footnotes) and narrative, of this Proxy Statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, stockholder value and company-wide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2026, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, systemic, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Company's Board of Directors or will be construed as overruling a decision by us or the Company's Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Company's Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Executive Compensation

Management

At April 30, 2026, the Company had two executive officers: Robert Brainin, our Chief Executive Officer, and David Miller, our Chief Financial Officer. Ronnie Morris served as our Chief Executive Officer for a portion of the fiscal year ended April 30, 2026 before transitioning to his role as Chairman of the Board of Directors. Brady Davis served as our President for a portion of the fiscal year ended April 30, 2025, however, he passed away unexpectedly in October 2024. See “Election of Directors” above for Mr. Brainin's and Mr. Morris's biographical information. Mr. Miller's and Mr. Davis's biographical information appears below.

David Miller, age 57, has served as our Chief Financial Officer since May 2017 and as our Vice President, Finance from June 2013 until April 2017. Prior to joining the Company, Mr. Miller served as the Vice President of Finance and Operations at DMCWW, LLC, a private equity company focused on investing and operating start-up enterprises in the consumer technology space. From January 2006 to March 2010, Mr. Miller served as the Chief Financial Officer of NAF Funding, LLC, a nationwide financial services firm that brokers transactions involving the trading of life insurance policies. From January 2000 to December 2005, Mr. Miller was the Vice President of Finance and Operations at IDT Corp., where he led the creation and growth of the consumer phone services division to over one million customers of local and long distance service. From 1997 to 1999, he was an Assistant Vice President of the Internal Audit Department at Deutsche Bank. Mr. Miller also held Senior Accountant positions at Schonbraun, Safris, Sternlieb, LLC and Margolin, Winer and Evans. Mr. Miller earned a B.S. from Yeshiva University in 1991 and an MBA from Fordham University in 1999. He is a Certified Public Accountant.

Brady Davis, age 55, served as our President from October 2023 through October 2024. Prior to joining the Company, Mr. Davis served as Chief Business Officer at Imagia Canexia Health since March 2022, where he also served prior as Senior Vice President - Business Development from November 2019 to March 2022. Before this, Mr. Davis served as Chief Strategy Officer and Vice President of Business and Market Development at DNANexus, Inc. from January 2017 to November 2019. Mr. Davis earned a B.S. from the University of Washington in 1991 and an EMBA from the UW Foster School of Business in 1999.

Executive Compensation Introduction

In this section, information is discussed with respect to "named executive officers" ("NEOs"). As defined by the SEC regulations applicable to the Company, NEOs include all individuals who served as the Company’s principal executive officer (PEO) during the fiscal year ended April 30, 2026, the Company’s three most highly compensated executive officers whose total compensation for the fiscal year ended April 30, 2026 exceeded $100,000 (other than the principal executive officer) and who were serving in such capacities on April 30, 2025, and up to two additional individuals for whom disclosure would have been provided as the three most highly compensated executive officers but for the fact that they were not serving as executive officers on April 30, 2026. The Company’s PEO at April 30, 2026 was Mr. Brainin (since August 2026) and the Company’s other most highly compensated executive officer at April 30, 2026 was Mr. Miller. Mr. Morris was PEO and CEO in fiscal 2025 and for a portion of fiscal 2026 before transitioning roles in the Company. During fiscal 2025, the other two most highly compensated officers were Mr. Miller and Mr. Davis.

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended April 30, 2026 and 2025.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation	Total ($)

Robert Brainin (2)	2026	346,154	—	—	3,220,868	—	3,567,022
Chief Executive Officer	2025	—	—	—	—	—	—

Ronnie Morris (3)	2026	233,333	—	—	—	—	233,333
Chief Executive Officer	2025	400,000	200,000	—	—	—	600,000

David Miller (4)	2026	315,000	25,000	—	48,464	—	388,464
Chief Financial Officer	2025	278,333	25,000	—	7,444	—	310,777

Brady Davis (5)	2026	—	—	—	—	—	—
President	2025	177,083	—	—	—	—	177,083

(1)The amounts shown in the “Option Awards” column reflect the grant date value of the stock option awards computed in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of valuation assumptions, see note 8 to the financial statements in the Company's Form 10-K filed on July 27, 2026. While these amounts are deductible for federal income tax purposes, for financial statement purposes these amounts are charged to additional paid-in capital.

(2) Base salary in 2026 has an effective start date of August 25, 2025 for current base salary of $500,000 annually.

(3)    Base salary in 2026 reflects compensation paid on base salary of $500,000 annually.

(4)    Base salary in 2025 is comprised of current base salary of $315,000 and previous salary of $260,000 to reflect base salary paid for the fiscal year ended April 30, 2025.

(5) Base salary represents prorated amount for fiscal year 2025 from May 1, 2024 through Oct 2024 due to Mr. Davis's death.

The Compensation Committee has the right to change and increase the compensation of executive officers at any time.

Employment Agreements

Robert Brainin, Current Chief Executive Officer

The Company entered into an employment agreement with Mr. Brainin dated July 18, 2025. Pursuant to the agreement, Mr. Brainin earns an annual base salary of $500,000 with the opportunity to earn a discretionary target incentive bonus of 75% of his base salary. He received multiple equity awards, including 225,000 options to purchase the Company’s common stock, which will vest over a four-year period, and 475,000 options to purchase the Company’s common stock which will vest at varying time points and are based on varying performance criteria.

Ronnie Morris, M.D., Previous Chief Executive Officer

The Company entered into an employment agreement with Dr. Morris dated November 5, 2013, which provided for Dr. Morris’ continued employment as President of the Company and provided further that his annual salary will be $305,000 per year. The agreement also provided that for so long as Dr. Morris serves as an executive officer of the Company, the Company's Board of Directors shall nominate him as a director. On March 16, 2015, the Company amended the employment agreement, whereby compensation for 2016 consisted only of stock options. For the fiscal year ended April 30, 2017, the Company and Dr. Morris agreed to extend the amended employment agreement through fiscal year 2017 whereby compensation would consist only of stock options. Dr. Morris will be eligible to receive an annual bonus, with a target of 50% of his annual salary upon achievement of the Company’s annual plan and a maximum payout of 75% of his annual salary, which bonus may be payable in cash or equity at the discretion of the Company’s Board of Directors. On July 21, 2016 the options previously received pursuant to the employment agreement were exchanged for: (i) an option to purchase 101,521 Shares, subject to time-based vesting and (ii) an option to purchase 101,521 Shares, subject to performance-based vesting, both under the Company’s 2010 Equity Incentive Plan and both with an exercise price of $2.10 per Share. In addition, all options will vest immediately upon a change of control of the Company.

In January 2019, Dr. Morris’ agreement was amended to provide that he receive an annual salary of $375,000 in cash. In February 2020, the Board of Directors approved a one-time cash bonus of $950,000 to Dr. Morris to be paid over several quarters beginning in the latter half of fiscal 2021. At the onset of fiscal 2022, the Compensation Committee approved an increase in his annual salary to $400,000 in cash.

David Miller, Chief Financial Officer

The Company entered into an employment agreement with Mr. Miller dated May 28, 2013, which provides for Mr. Miller's continued employment as Vice President, Finance, of the Company and provides further that his annual salary will be $180,000 per year with a first year bonus of no less than 15% of annual salary. Mr. Miller is also eligible for consideration of an annual increase in salary and a bonus equal to 20% of his annual salary. In addition, Mr. Miller was granted an option to purchase 6,154 shares of the Company's common stock under the terms of the Company's 2010 Equity Incentive Plan. On July 21, 2016 the options received pursuant to the May 28, 2013 employment agreement were exchanged for an option to purchase 5,515 Shares, subject to time-based vesting, under the Company’s 2010 Equity Incentive Plan and with an exercise price of $2.10 per Share. In addition, all options will vest immediately upon a change of control of the Company.

In June of 2021, the Compensation Committee approved an increase to Mr. Miller's base salary to $260,000 with retroactive payment to the beginning of the then current fiscal year 2022 of May 1, 2021. In January of 2025, the Compensation Committee approved an increase to Mr. Miller's base salary to $315,000, effective January 1, 2025.

Brady Davis, President

The Company entered into an employment agreement with Mr. Davis dated October 9, 2023, which provided for Mr. Davis employment as President of the Company and provided further that his annual salary would be $425,000 per year with a signing bonus of $75,000 payable after six months of employment. Mr. Davis was also eligible for consideration of an annual discretionary bonus equal to 50% of his annual salary. In addition, Mr. Davis was granted an option to purchase 135,000 shares of the Company's common stock and an option to purchase 7,500 shares of the Company's common stock, at an exercise price of $6.50 per Share. Furthermore, Mr. Davis was granted an option to purchase 68,000 shares of the Company's common stock subject to the achievement of certain performance criteria at an exercise price of $6.50 per Share. Each grant was subject to time-based vesting and to the terms of the Company's 2021 Equity Incentive Plan. None of Mr. Davis' equity awards had vested at the time of his death and were thus forfeited in accordance with the 2021 Plan.

Outstanding Equity Awards at 2026 Fiscal Year End

The following table sets forth, for each of the named executive officers named in the Summary Compensation Table, information with respect to unexercised options as of the Company’s fiscal year ended April 30, 2026:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)
Ronnie Morris, M.D. (2)	279,177	—	$1.60	10/28/2026
	132,565	—	$2.51	7/27/2027
Robert Brainin (3)	8,032	—	9.27	6/9/2031
	9,901	—	10.10	11/5/2031
	14,130	—	7.00	11/1/2032
	19,070	—	5.51	11/3/2033
	23,030	—	4.64	11/12/2034
	—	225,000	$7.80	7/16/2035
	—	62,500	$7.80	7/16/2035
	—	62,500	$7.80	7/16/2035
	—	150,000	$7.80	7/16/2035
	—	100,000	$7.80	7/16/2035
	—	100,000	$7.80	7/16/2035
David Miller (4)	25,000	—	$2.10	7/19/2026
	10,000	—	$2.51	7/27/2027
	12,500	—	$3.62	4/9/2028
	25,000	—	$5.23	10/31/2029
	6,000	—	$7.05	9/10/2030
	5,000	—	$8.98	6/23/2031
	10,000	—	$7.57	6/23/2032
	2,500	—	$6.11	7/6/2033
	3,000	—	$4.25	9/5/2034
	—	15,000	5.72	6/2/2035

(1)All vested options will be exercisable over a ten-year period expiring on the tenth anniversary of the grant date, subject to earlier termination upon certain events.
(2)Comprised of 279,177 options issued on October 28, 2016 and 132,565 options issued on July 27, 2017.
(3)Comprised of 8,032 options issued on June 9, 2021, 9,901 options issued on November 5, 2021, 14,130 options issued on November 1, 2022, 19,070 options issues on November 5, 2023, and 23,030 options issued on November 12, 2024, all of which were granted to Mr. Brainin where his role with the Company was solely as a Board director. Additionally comprised of 700,000 options issued on July 16, 2025 to Mr. Brainin as part of his employment agreement and solely related to his new role of Chief Executive Officer.
(4)Comprised of 25,000 options issued on July 19, 2016, 10,000 options issued on July 27, 2017, 12,500 options issued on April 9, 2018, 25,000 options issued on October 31, 2019, 6,000 options issued on September 10, 2020, 5,000 options issued on June 23, 2021, 10,000 options issued on June 23, 2022, 2,500 options issued on July 6, 2023, and 3,000 options issued on September 5, 2024, and 15,000 options issued on June 2, 2025.

Equity Compensation Plan Information

The following table provides information, as of April 30, 2026, with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which Shares are authorized for issuance. The weighted-average exercise price does not include restricted stock which is not applicable for the Company.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (2021 Equity Incentive Plan)	1,908,284	$6.81	91,716
Equity compensation plans approved by stockholders (2010 Equity Incentive Plan) (1)	731,536	$3.31	—
Total	2,639,820		91,716

(1) No additional grants can be made under the 2010 Equity Incentive Plan.

Pay versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding “compensation actually paid”, as defined in Item 402(v). In accordance with SEC rules, the “compensation actually paid” amounts shown in the table below for each applicable year reflect certain adjustments to the values reported in the Summary of Compensation Table as described in the footnotes to the following table.

Year	Summary Compen-sation Table Total for previous PEO(1)	Compen-sation Actually Paid to previous PEO (2) (a)	Summary Compen-sation Table Total for current PEO(3)	Compen-sation Actually Paid to current PEO (2) (b)	Average Summary Compen-sation Table Total for Non-PEO NEOs(4)	Average Compen-sation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment based on TSR(6)	Net Income (Loss) (000s) (7)
2026	$233,333	$233,333	$3,567,022	$2,637,154	$388,464	$388,343	$121.14	$(1,175)
2025	$600,000	$600,000	$—	$—	$243,930	$215,745	$145.33	$4,701
2024	$400,000	$400,000	$—	$—	$803,105	$601,705	$98.58	$(7,276)

(1) For 2024 and 2025, the PEO was the Chief Executive Officer (CEO), Ronnie Morris. For 2026, the Company experienced a PEO and CEO transition with Dr. Morris serving as PEO and CEO for a portion of the year and Mr. Brainin serving as PEO and CEO for the remainder of the year. The values reflected in this column reflect the "Total Compensation" paid to Dr. Morris as set forth in the Summary of Compensation Table.

(2) The dollar amounts reported in these columns represent the amount of "compensation actually paid" to our Principal Executive Officers (PEOs), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEOs during the applicable year. As noted, for 2026, the Company experienced a PEO transition, with Dr. Morris serving as PEO for a portion of the year and Mr. Brainin serving as PEO for the remainder of the year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments listed in the reconciliation table below were made to determine the "compensation actually paid" amounts reported for each PEO.

(a) This column represents "compensation actually paid" to Dr. Morris. As Dr. Morris was not awarded equity compensation and held no outstanding unvested equity awards during the periods reported herein, no equity value adjustments were required for his calculation, and his total compensation from the Summary Compensation Table equals his Compensation Actually Paid.

(b) This column represents "compensation actually paid" to Mr. Brainin as demonstrated in the reconciliation table below and in accordance with the requirements of Item 402(v) of Regulation S-K.

(3) For a portion of 2026, the PEO was Chief Executive Officer, Mr. Robert Brainin. The values reflected in this column reflect the "Total Compensation" paid to Mr. Brainin as set forth in the Summary of Compensation Table.

Reconciliation of Summary Compensation Table Totals for PEOs to Compensation Actually Paid to PEOs	2026 previous PEO	2026 current PEO	2025	2024
Summary of Compensation	$233,333	$3,567,022	$600,000	$400,000
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$—	$(3,220,868)	$—	$—
Plus: Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End, Determined as of Applicable Fiscal Year End	$—	$2,291,000	$—	$—
Plus: Fair Value of Awards Granted During the Applicable Fiscal Year that Vested During the Applicable Fiscal Year, Determined as of the Vesting Date	$—	$—	$—	$—
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that were Outstanding and Unvested as of the Applicable Fiscal Year End, Determined Based on the Change in ASC 718 Fair Value from Prior Fiscal year End to the Applicable Fiscal Year End	$—	$—	$—	$—
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that Vested During the Applicable Fiscal year, Determined based on the Change in ASC 718 Fair Value from the Prior Fiscal Year End to the Vesting Date	$—	$—	$—	$—
Less: ASC 718 Fair Value of Awards Granted During a Prior Fiscal Year that were Forfeited During the Applicable Fiscal Year, determined as of the Prior Fiscal Year End	$—	$—	$—	$—
Plus: Dividends or Other Earnings Paid During the Applicable Fiscal year Prior to the Vesting Date	$—	$—	$—	$—
Plus: Incremental Fair Value of Options/SARs Modified During the Applicable Fiscal Year	$—	$—	$—
Compensation Actually Paid	$233,333	$2,637,154	$600,000	$400,000

(4) For 2026, the sole non-PEO NEO was David Miller. For 2024 and 2025, the non-PEO NEOs were David Miller and Brady Davis. The values reflected in this column reflect the average "Total Compensation" paid to each of the non-PEO NEOs in the applicable year, as set forth in the Summary of Compensation Table for the applicable year.

(5) The dollar amounts reported in this column represent the average amount of "compensation actually paid” to the non-PEO NEOs, as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to such persons during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid:

Reconciliation of Average Summary Compensation Table Totals for Non-PEO NEOs to Average Compensation Actually Paid to Non-PEO NEOs	2026	2025	2024
Average Summary of Compensation	$388,464	$243,930	$803,105
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$(48,450)	$(7,440)	$(846,210)
Plus: Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End, Determined as of Applicable Fiscal Year End	$48,000	$6,075	$629,395
Plus: Fair Value of Awards Granted During the Applicable Fiscal Year that Vested During the Applicable Fiscal Year, Determined as of the Vesting Date	$—	$6,075	$—
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that were Outstanding and Unvested as of the Applicable Fiscal Year End, Determined Based on the Change in ASC 718 Fair Value from Prior Fiscal year End to the Applicable Fiscal Year End	$—	$1,325	$920
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that Vested During the Applicable Fiscal year, Determined based on the Change in ASC 718 Fair Value from the Prior Fiscal Year End to the Vesting Date	$329	$(34,220)	$14,495
Less: ASC 718 Fair Value of Awards Granted During a Prior Fiscal Year that were Forfeited During the Applicable Fiscal Year, determined as of the Prior Fiscal Year End	$—	$—	$—
Plus: Dividends or Other Earnings Paid During the Applicable Fiscal year Prior to the Vesting Date	$—	$—	$—
Plus: Incremental Fair Value of Options/SARs Modified During the Applicable Fiscal Year	$—	$—	$—
Average Compensation Actually Paid	$388,343	$215,745	$601,705

(6) Total Shareholder Return ("TSR") is calculated by dividing the sum of the amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company has never paid dividends.

(7) The dollar amounts reported represent the amount of net income (loss), in thousands, as reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table:

Relationship between CAP and Performance Measures

In accordance with Item 402(v) requirements, we are providing the following tables to describe the relationships between the amount of CAP to Mr. Morris and the average amount of CAP to the Company's NEOs as a group (excluding Mr. Morris) and our financial performance. The Company has not used net income (loss) or TSR as performance measures in the overall executive compensation program.

Compensation Actually Paid versus Net Income (Loss)
3,200,000
2,400,000
1,600,000
800,000
0
8,000,000
4,000,000
0
(4,000,000)
(8,000,000)
2026
2025
2024
CAP to previous PEO
CAP to current PEO
CAP to Average NON-PEO
Net Income (Loss)

Compensation Actually Paid versus TSR
3,200,000
2,400,000
1,600,000
800,000
0
150.00
135.00
120.00
105.00
90.00
2026
2025
2024
CAP to previous PEO
CAP to current PEO
CAP to Average NON-PEO
TSR

Compensation Recovery and Clawback Policy

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On December 1, 2023, our Board of Directors approved the adoption of the Executive Compensation Clawback Policy (the “Clawback Policy”), in order to comply with the final clawback rules adopted by the SEC under Rule 10D-1 under the Exchange Act and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from our current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) in the event that we are required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement.

Insider Trading Policy

The Company has an insider trading policy governing the purchase, sale, and other dispositions of our securities (the “Insider Trading Policy”) that applies to all of our directors, officers, employees, and other covered persons identified within the Insider Trading Policy. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with applicable U.S. federal securities laws, rules, and regulations, as well as applicable listing standards relating to insider trading. In addition, with regard to its trading in its own securities, it is the Company's policy to comply with applicable federal securities laws and applicable listing requirements. The Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for fiscal year 2025 as filed on July 23, 2025.

Proposal No. 4

Non-Binding Advisory Vote on Frequency of Holding Stockholder Non-Binding Advisory Votes on Executive Compensation

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on Proposal 4, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two or three years.

After considering the benefits and consequences of each alternative, our Board recommends that the non-binding advisory vote on the compensation of our named executive officers be submitted to stockholders every three years.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION TO APPROVE “3 YEARS” AS THE PREFERRED FREQUENCY OF HOLDING NON-BINDING ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION.

Proposal No. 5
The 2026 Equity Incentive Plan

General

The Board of Directors approved and adopted, subject to the shareholder approval, the 2026 Equity Incentive Plan (“the Plan”, “the Incentive Plan” or “the Equity Incentive Plan”) on April 28, 2026. If the Equity Incentive Plan is approved by the shareholders, the Company will be authorized to grant equity awards to employees, consultants, and directors following the effective date of the Equity Incentive Plan. The form of the Equity Incentive Plan is attached to this proxy statement as Annex 1. The shareholders are being asked to approve the Equity Incentive Plan as presented.

Purpose of the Equity Incentive Plan Proposal

The purpose of the Equity Incentive Plan is to promote the long-term success of the Company and the creation of shareholder value by encouraging employees, consultants, and directors to focus on critical long-range corporate objectives and linking service providers directly to shareholder interests through increased stock ownership. The Company believes that the Equity Incentive Plan will be important in helping to attract and retain employees, consultants, and directors with exceptional qualifications. The Company and its subsidiaries currently have a total of approximately 217 employees, 7 consultants, and 6 directors that may be issued incentives under this Plan.

Reasons for the Approval of the Equity Incentive Plan Proposal

Shareholder approval of the Equity Incentive Plan is necessary in order for the Company to (a) meet the shareholder approval requirements of the Nasdaq Stock Market and (b) grant incentive stock options (“ISOs”).

Consequences if the Equity Incentive Plan Proposal is Not Approved

If the Equity Incentive Plan is not approved by the Company’s shareholders, the Equity Incentive Plan will not become effective and the Company will not be able to grant equity awards under the Equity Incentive Plan. We believe that our ability to recruit, retain and incentivize top talent will be adversely affected if the Equity Incentive Plan is not approved.

Material Terms of the Equity Incentive Plan

The material terms of the Equity Incentive Plan, as currently contemplated by the Company’s Board, are summarized below. This summary, however, is not intended to be a complete description of the Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan.

Administration. The Equity Incentive Plan will be administered by the Company’s Board or by one or more committees to which the Board delegates such administration (as applicable, the “Equity Incentive Plan Administrator”). Subject to the terms of the Equity Incentive Plan, the Equity Incentive Plan Administrator will have the authority to (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited, or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares, other securities, other awards or other property and other amounts payable with respect to an award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the administrator shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) to reprice existing awards or to grant awards in connection with or in consideration of the cancellation of an outstanding award with a higher price; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for the administration of the Plan. The Equity Incentive Plan Administrator may also delegate to one or more senior officers of the Company the authority to grant awards, subject to terms and conditions determined by the Equity Incentive Plan Administrator and within the limitations of Section 16 of the Exchange Act.

Types of Awards. The Equity Incentive Plan provides for the grant of stock options, which may be ISOs or non-statutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, dividend equivalent awards, and other stock- or cash-based awards .

Number of Shares Covered by the Plan. The maximum aggregate number of shares of Common Stock that may be granted pursuant to the Plan, including as ISOs, granted under the Plan shall be the sum of (A) 2,000,000, plus (B) any shares of Common Stock that are available for issuance under the Champions Oncology, Inc. 2021 Equity Incentive Plan as of the effective date of the Equity Incentive Plan. Shares issued under the Equity Incentive Plan may be authorized but unissued shares or treasury shares. As of the date hereof, no awards have been granted under the Equity Incentive Plan, subject to shareholder approval of the Plan.

Eligibility. The Plan Administrator may grant awards to any director, employee or consultant of the Company or its subsidiaries. Only employees are eligible to receive incentive stock options. As of the date of this Proxy Statement, approximately 230 individuals will be eligible to participate in the 2026 Plan, which includes approximately 6 non-employee directors, 217 employees, and 7 consultants.

International Participation. The Equity Incentive Plan Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices or for qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the Equity Incentive Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the Equity Incentive Plan share reserve.

Stock Options. A stock option is the right to purchase a certain number of shares of stock at a fixed exercise price which, pursuant to the Equity Incentive Plan, may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Subject to limited exceptions, an option may have a term of up to 10 years and will generally expire sooner if the optionee’s service terminates. Options will vest at the rate determined by the Equity Incentive Plan Administrator. Upon exercise of an option, the exercise price must be paid in full either in cash, check or, with approval of the Plan Administrator, by surrender of other Shares that meet the conditions established by the Plan Administrator to avoid adverse accounting consequences to the Company, by broker-assisted cashless exercise, by delivery of a notice of “net exercise” to the Company, such other consideration and method of payment to the extent permitted by applicable law, or any combination of the foregoing methods of payment

Stock Appreciation Rights. A stock appreciation right (“SAR”) provides the recipient with the right to the appreciation in a specified number of shares of stock. The Equity Incentive Plan Administrator determines the exercise price of SARs granted under the Equity Incentive Plan, which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Subject to limited exceptions, a SAR may have a term of up to 10 years and will generally expire sooner if the recipient’s service terminates. SARs will vest at the rate determined by the Equity Incentive Plan Administrator. Upon exercise of a SAR, the recipient will receive an amount in cash, stock, or a combination of stock and cash determined by the Equity Incentive Plan Administrator, equal to the excess of the fair market value of the shares being exercised over their exercise price.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of the Company’s Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Shares of restricted stock may be issued under the Equity Incentive Plan for such consideration as the Equity Incentive Plan Administrator may determine. Restricted shares may be subject to vesting, as determined by the Equity Incentive Plan Administrator. Recipients of restricted shares generally have all of the rights of a shareholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same restrictions on transferability and forfeitability as the underlying shares.

Restricted Stock Units. Restricted stock units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Equity Incentive Plan Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Equity Incentive Plan Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of Common Stock, cash, other securities, other property, or a combination of the foregoing, as determined by the Equity Incentive Plan Administrator. The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the Plan may, at the Equity Incentive Plan Administrator’s discretion, provide for a right to dividend equivalents.

Performance Awards. The Equity Incentive Plan Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Equity Incentive Plan Administrator will have the sole authority to select the length of such performance period, the types of performance award to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Equity Incentive Plan Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Equity Incentive Plan Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.

Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the

Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Equity Incentive Plan Administrator deems appropriate, or as compared to various stock market indices.

Dividend Equivalents. An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one share of Common Stock while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or shares of Common Stock, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.

Other Stock- or Cash-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2026 Plan and/or cash awards made outside of the 2026 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other stock-based awards shall be made, the amount of such other stock-based awards, and all other conditions of the other stock-based awards including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

Changes to Capital Structure. In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the Common Stock, the Equity Incentive Plan Administrator will adjust (i) the number and class of shares which may be delivered under the Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of options and stock appreciation rights) of shares subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the Plan’s numerical limits

Change of Control. In the event of a Change in Control (as defined in the Plan), each award (vested or unvested) will be treated as the Equity Incentive Plan Administrator determines, which determination may be made without the consent of any participant and need not treat all outstanding awards (or portions thereof) in an identical manner. Such determination, without the consent of any participant, may provide, without limitation, for one or more of the following in the event of a Change in Control: (i) continuation or assumption of such outstanding awards under the Plan by the Company (if it is the surviving entity) or by the surviving entity or its parent, (ii) substitution by the surviving entity or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding awards (excluding the consideration payable upon settlement of the Awards), (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event, (iv) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Equity Incentive Plan Administrator (contingent upon the consummation of the event), and at the end of such period, such awards will terminate to the extent not so exercised within the relevant period, (v) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Equity Incentive Plan Administrator and which value may be zero; provided, that in the case of options, SARs and similar awards, the fair value may be the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such awards (or, if no such consideration is paid, fair market value of the shares subject to such outstanding awards or portion thereof being cancelled) over the aggregate exercise price with respect to such awards or portion thereof being cancelled, or if no such excess, zero; provided, further that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Common Stock in connection with the Change in Control, and (vi) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.

Transferability of Awards. Unless determined otherwise by the Equity Incentive Plan Administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant.

Amendment and Termination. Our Board may amend, alter, suspend or terminate the Plan at any time. No amendment or termination of the Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the

Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the Plan and (ii) to change the persons or class of persons eligible to receive awards under the Plan .

Repricing. Notwithstanding anything to the contrary in the Plan, unless a repricing is approved by shareholders, in no case may the Equity Incentive Plan Administrator (i) amend an outstanding option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Certain Federal Income Tax Aspects of Awards Under the Equity Incentive Plan

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If the shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the shares over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Awards and Other Stock- and Cash-Based Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii)

nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents, and other stock- or cash-based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a stock appreciation right, restricted stock, restricted stock unit, dividend equivalent award, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Performance Awards. The tax consequences of performance awards will generally mirror those of the underlying award type, each of which is discussed above.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

New Plan Benefits

No awards have been previously granted under the Plan and no awards have been granted that are contingent on stockholder approval of the Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards that may be granted under the Plan are subject to the discretion of the Administrator. Consequently, no new plan benefits table is included in this Proxy Statement.

Registration with the SEC

If the Equity Incentive Plan is approved by the Company's shareholders and becomes effective, the Company intends to file a registration statement on Form S-8 registering the shares of the Company’s Common Stock reserved for issuance under the Equity Incentive Plan.

Resolution to be Voted on

The full text of the Equity Incentive Plan Proposal resolution is as follows:

“RESOLVED, that the Champions Oncology, Inc. 2026 Equity Incentive Plan, the form of which is appended to the proxy statement as Annex 1, be APPROVED and adopted in all respects.”

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2026 EQUITY INCENTIVE PLAN.

Other Matters

The Company's Board of Directors is not aware of any other matter which may be presented for action at the 2026 Annual Meeting of Stockholders, but should any other matter requiring a vote of the stockholders arise at the 2026 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual stockholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Any stockholder desiring to present a proposal at the 2027 Annual Meeting of Stockholders and wishing to have that proposal included in the Proxy Statement for that meeting must submit the same in writing to the Secretary of the Company at One University Plaza, Suite 307, Hackensack, New Jersey 07601, in time to be received by no earlier than April 1, 2027 and no later than May 1, 2027.

Stockholders who do not plan to attend the Meeting are urged to vote by telephone, electronically via the Internet, or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

/s/ Robert Brainin
Robert Brainin
Chief Executive Officer

Hackensack, New Jersey

August 28, 2026

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 30, 2026, TO EACH STOCKHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, CHAMPIONS ONCOLOGY, INC., ONE UNIVERSITY PLAZA, SUITE 307, HACKENSACK, NEW JERSEY 07601.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

CHAMPIONS ONCOLOGY, INC. One University Plaza, Suite 307 Hackensack, New Jersey 07601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 14, 2026 at 9:00 AM EST
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Robert Brainin and David Miller, and each of them, as proxy, with full power of substitution, to vote as designated below all of the Shares the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at One University Place, Suite 307, Hackensack, New Jersey 07601, on October 14, 2026 at 9:00 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

EMAIL:	PROXY-ID@EQUINITI.COM

INTERNET:	https://www.iproxydirect.com/CSBR

PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CHAMPIONS ONCOLOGY, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	Election Of Directors:	FOR ALL	WITHHOLD ALL	FOR EXCEPT
To elect seven (7) Board of Director nominees named in the accompanying Proxy Statement to the Board of Directors for the ensuing year and until his successor has been elected and qualified, or until his earlier death, resignation or removal:
		❑	❑
	Robert Brainin			❑	Control ID:
	Ronnie Morris, M.D.			❑	REQUEST ID:
	Joel Ackerman			❑
	David Sidransky, M.D.			❑
	Daniel Mendelson			❑
	Scott R. Tobin			❑
	Brian Alexander, M.D.			❑
Proposal 2	Ratification of Auditors:	FOR	AGAINST	ABSTAIN
	Proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2027.	❑	❑	❑
Proposal 3	Say on Pay:	FOR	AGAINST	ABSTAIN
	Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers.	❑	❑	❑
Proposal 4	Proposal to approve Vote on Frequency of Votes on Executive Compensation	1 YEAR	2 YEARS	3 YEARS
	Proposal to approve Vote on Frequency of Votes on Executive Compensation	❑	❑	❑
Proposal 5	Approval of Equity Incentive Plan	FOR	AGAINST	ABSTAIN
	Proposal to approve the 2026 Equity Incentive Plan.	❑	❑	❑
Proposal 4	In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ❑

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the election of all nominees, FOR the ratification of the appointment of EisnerAmper LLP as independent registered public accounting firm for the Company for the year ending April 30, 2027, FOR the non-binding advisory resolution relating to the compensation of the Company’s named executive officers, FOR the non-binding advisory vote on the frequency of holding stockholder advisory votes on executive compensation, FOR the approval of the Equity Incentive Plan, and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.
MARK HERE FOR ADDRESS CHANGE ❑ New Address (if  applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When Shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2026

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)

ANNEX 1

CHAMPIONS ONCOLOGY, INC.
2026 EQUITY INCENTIVE PLAN

1.Purpose

The Plan’s purpose is to attract, retain, and motivate persons who make important contributions to the Company by providing these individuals with the opportunity to acquire Shares. Additionally, the Plan is intended to align the interests of these individuals to those of the Company’s other shareholders.

2.Definitions

2.1.    Administrator means the Board or a Committee to the extent the Board’s powers and authorities under the Plan have been delegated to a Committee. “Administrator” also includes any officer that has been delegated authority pursuant to Section 4.2 for such time as such delegation is in effect.

2.2.    Affiliate means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board or a Committee, any person or entity in which the Company has a significant interest as determined by the Board or a Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3.    Applicable Law means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder, (ii) corporate, securities, tax or other laws, statutes, rules, requirements, or regulations, whether federal, state, local, or foreign, and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.

2.4.    Award means an Option award, Stock Appreciation Right award, Restricted Stock award, Restricted Stock Unit award, Performance Award, Dividend Equivalents award, or Other Stock or Cash Based Award granted to a Participant under the Plan.

2.5.    Award Agreement means an agreement (written or electronic) made and delivered in accordance with Section 12.3 of this Plan, evidencing the grant of an Award hereunder.

2.6.    Board means the Board of Directors of the Company.

2.7.    Cause means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the Participant’s Disability, or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate; or (D) the Participant’s conviction of, or plea of nolo contendere to, a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or Affiliate or (ii) the performance of the Participant’s duties to the Company or an Affiliate. Any determination of whether Cause exists shall be made by the Administrator in its sole discretion.

2.8.    Change in Control shall, in the case of a particular Award, unless the applicable Award Agreement provides otherwise or contains a different definition of “Change in Control” be deemed to occur upon:

2.8.1. A tender offer (or series of related offers) which is made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity are owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.2. The consummation of the Company’s merger or consolidation with another corporation, unless as a result of such merger or consolidation, more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Administrator, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.3. The consummation of the Company’s sale of substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.4. The consummation of a transaction, or series of transactions, in which a Person acquires 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or
2.8.5. The Incumbent Directors cease to constitute a majority of the Board for any reason.

For purposes of this Section 2.8, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Exchange Act.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award or portion thereof that provides for the deferral of compensation that is subject to Section 409A, then to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above in this Section 2.8 with respect to such Award or portion thereof shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have the authority, in its sole discretion, to determine whether a Change in Control has occurred, the effective date of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9. Clawback Policies means any policy of the Company regarding the reduction, recoupment, clawback or recovery of compensation, as such policies may be amended from time to time. “Clawback Policies” includes the Company’s policies to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Law, as well as any implementing regulations and/or listing standards.

2.10. Code means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.11. Committee means one or more committees or subcommittees of the Board, which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) Non-Employee Directors, and (ii) “Non-Employee Directors” within the meaning of Rule 16b-3.

2.12. Company means Champions Oncology, Inc., a Delaware corporation.

2.13. Consultant means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary, (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

2.14. Designated Beneficiary means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. If a Participant does not make an effective designation, then the “Designated Beneficiary” will mean the Participant’s estate or legal heirs.

2.15. Director means a Board member.

2.16. Disability means a permanent and total disability under Code Section 22(e)(3).

2.17.    Dividend Equivalents means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.

2.18.    Effective Date has the meaning ascribed to such term in Section 21.

2.19.    Employee means any employee of the Company or any of its Affiliates.

2.20.    ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.21.    Exchange Act means the United States Securities Exchange Act of 1934, as amended, and all regulations, guidance, and other interpretive authority issued thereunder.

2.22.    Fair Market Value means unless otherwise provided by the Administrator in accordance with Applicable Law, on a given date, (i) if the Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Shares on such date, as reported in The Wall Street Journal or another source the Administrator deems reliable, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, as reported in The Wall Street Journal or another source the Administrator deems reliable, provided that if the Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Administrator determines in good faith to be reasonable and in compliance with Section 409A.

2.23.    GAAP means United States Generally Accepted Accounting Principles.

2.24.    Greater Than 10% Shareholder means an individual then owning (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

2.25.    Incentive Stock Option means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Code Section 422.

2.26.    Incumbent Directors means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause 2.8.1 or 2.8.3 of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.27.    Non-Employee Director means a Director who is not an Employee.

2.28.    Nonqualified Option means an Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Stock Option.

2.29.    Option means an Award granted pursuant to Section 6 hereof (excepting Stock Appreciation Rights) to purchase a specified number of Shares at a specified price per Share during a specified time period, each as specified in an Award Agreement. An Option may be either an Incentive Stock Option or a Nonqualified Option.

2.30.    Other Stock or Cash Based Awards means cash awards, awards of Shares, and other awards valued by reference to or based on, Shares or other property.

2.31.    Parent means a “parent corporation,” whether now or hereafter existing, as defined by Code Section 424(e).

2.32.    Participant means a Service Provider who has been granted an Award.

2.33.    Performance Award means an Award granted hereunder that vests or is earned based at least in part upon the attainment of performance criteria established by the Administrator.

2.34.    Period of Restriction means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

2.35.    Person means as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

2.36.    Plan means this Champions Oncology, Inc. 2026 Equity Incentive Plan.

2.37.    Prior Plan means the Champions Oncology, Inc. 2021 Equity Incentive Plan.

2.38.    Restricted Stock means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous service for a specified period of time), granted under Section 7 or issued pursuant to the early exercise of an Option.

2.39.    Restricted Stock Unit or RSU means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous service for a specified period of time), granted under Section 8.

2.40.    Restrictive Covenant means any non-competition, non-solicitation, confidentiality, non-disparagement, non-disclosure, or similar agreement between a Participant and the Company or an Affiliate.

2.41.    Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act, as amended.

2.42.    Securities Act means the United States Securities Act of 1933, as amended, and all regulations, guidance, and other interpretive authority issued thereunder.

2.43.    Section 409A means Code Section 409A and the regulations and other guidance promulgated thereunder by the United States Treasury Department, as amended.

2.44.    Service Provider means an Employee, Consultant, or a Director.

2.45.    Share Limit has the meaning ascribed to such term in Section 5.1.

2.46.    Shares means shares of the common stock of the Company, par value $0.001 per share, (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

2.47.    Stock Appreciation Right or SAR means a right granted under Section 6 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.

2.48.    Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined by Code Section 424(f).

2.49.    Substitute Awards means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.50.    Tax Obligations means any United States and non-United States federal, state, and/or local taxes, including income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax, and any employer tax liability which has been transferred to a Participant, for which a Participant is liable in connection with Awards and/or Shares.

2.51.    Termination of Service means the time at which a Participant has terminated from all service with the Company and its Affiliates, for any reason. A Termination of Service shall occur when a Participant is no longer a Consultant, Employee, or Non-Employee Director. The Company, in its sole discretion, shall make all determinations regarding whether a Termination of Service has occurred.

3.Eligibility

Service Providers are eligible to receive Awards pursuant to the Plan, subject to the Plan’s conditions and limitations. No Service Provider shall have any right to be granted an Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Service Providers, Participants, or other persons uniformly.

4.Administration

4.1.    Generally. The Plan will be administered by the Administrator. The Administrator is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations, and to take such action in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable. Without limiting the foregoing, the Administrator shall have the sole discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) to reprice existing Awards or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. All determinations and interpretations made by the Administrator shall be binding and conclusive on all Participants and their legal representatives.

4.2.    Delegation. The Board or a Committee may delegate its powers and authorities to one or more Committees or officers of the Company, provided, however, that no officer of the Company or any Subsidiary may be delegated authority to grant, amend, modify, make any administrative determination to, or cancel any Awards held by either (A) any person subject to Section 16 of the Exchange Act or (B) an officer who has been delegated any authority under the Plan. All delegations shall be subject to terms and conditions determined by the Board or a Committee. Any delegation of authority under the Plan may be revoked at any time. Regardless of any delegation, the Board or a Committee may act as the Administrator at any time in accordance with Applicable Law.

4.3.    Liability. Neither the Administrator nor any employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence, or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Administrator and any agent of the Administrator who is an employee of the Company, a Subsidiary, or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

4.4.    Administrative Delegation and Reliance. The Administrator may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Administrator, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. The Administrator may employ such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent.

5.Plan Limits

5.1.    Number of Shares Available for Issuance. Subject to the provisions of Section 11, the maximum aggregate number of Shares that may be issued under the Plan shall be the sum of (A) 2,000,000, plus (B) any Shares that are available for issuance under the Prior Plan as of the Effective Date.

5.2.    Share Recycling. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Stock Options. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

5.3.    Incentive Stock Option Limit. No more than 2,000,000 Shares (subject to adjustment pursuant to Section 11) may be issued under the Plan upon the exercise of Incentive Stock Options.

5.4.    Substitute Awards. Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit in Section 5.3. Additionally, Shares subject to Substitute Awards shall not be added to the Shares available for Awards under the Plan pursuant to Section 5.2. If the Company or any Subsidiary acquires or combines with a company that has shares available under an equity plan approved by shareholders and in place prior to such acquisition or combination (and not adopted in contemplation of such acquisition or combination), the available shares under the acquired or combined entity’s plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the Share Limit (and Shares subject to such Awards may again become available for Awards under the Plan as provided in Section 5.2). Awards made from the available shares of an acquired or combined entity’s plan shall not be made after the date awards or grants could not be under the terms of the acquired or combined entity’s plan prior to the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate.

5.5.    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding Non-Employee Director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $750,000 for such Service Provider’s first year of service as a Non-Employee Director and $500,000 for each year thereafter.

6.Options and Stock Appreciation Rights

6.1.    General. The Administrator, at any time and from time to time, may grant Options or Stock Appreciation Rights under the Plan to Service Providers, provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, a Service Provider may only be granted an Option or Stock Appreciation Right if the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A, with respect to such Service Provider. Each Option or Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the limitations in this Section 6. Any Option or Stock Appreciation Rights granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award

Agreement. Exercising an Option or Stock Appreciation Right in any manner will decrease the number of Shares thereafter available for purchase under the Option or Stock Appreciation Right, by the number of Shares as to which the Option or Stock Appreciation Right is exercised.

6.2.    Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of an Option or Stock Appreciation Right will be determined by the Administrator; provided, however, that to avoid the imposition of taxes under Section 409A, the exercise price per Share shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to Section 5.4. In the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price for Shares subject to such Option or Stock Appreciation Right may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A.

6.3.    Exercise Period. Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Option or Stock Appreciation Right shall be exercisable later than ten (10) years after the date it is granted. No portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and the portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. Options and Stock Appreciation Rights granted to an Employee who is a non-exempt employee for purposes of overtime pay under the United States Fair Labor Standards Act of 1938 shall not become exercisable earlier than six months after its date of grant. Options and Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition. If, prior an Option’s or Stock Appreciation Right’s exercise and prior to its termination, a Participant commits an act of Cause (to be determined by the Administrator), or violates a Restrictive Covenant, the Administrator may terminate the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in such act or violation.

6.4.    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves, which may be written or electronic, signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner consistent with Section 6.5 and (b) satisfaction in full of any withholding obligations for Tax Obligations in a manner specified in Section 12.5. The Administrator may, in its discretion, require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5.    Payment Upon Exercise. To the extent permitted by Applicable Law, the Participant may pay the Option exercise price by cash, wire transfer, or check and, if approved by the Administrator, as determined in its sole discretion, by the following methods:

6.5.1.    surrender of other Shares that meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

6.5.2.    by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

6.5.3.    for a Nonqualified Option, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall surrender Shares then issuable upon the Nonqualified Option’s exercise valued at their Fair Market Value on the exercise date;

6.5.4.    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law;

6.5.5.    any combination of the foregoing methods of payment.

6.6.    Incentive Stock Options.

6.6.1.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds $100,000 (or such other limit established in the Code), such Options will be treated as Nonqualified Options. For purposes of this Section 6.6.1, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option is granted.

6.6.2.    In the case of an Incentive Stock Option, the exercise price will be determined by the Administrator, but shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The term of any Incentive Stock Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement and the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

6.6.3.    No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Option unless and until such approval is obtained.

6.6.4.    In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Option appropriately granted under this Plan.

6.6.5.    By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, or other consideration, in such disposition or transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Code Section 422. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Code Section 422 for any reason, will be a Nonqualified Option.

7.Restricted Stock

7.1.    Generally. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the limitations of this Section 7. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past service, or (iii) any other form of legal consideration (including future Service) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

7.2.    Restrictions; Voting Rights; Transferability. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those restricted Shares, unless the Administrator determines otherwise. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.    Dividends and Other Distributions. Except as provided in the Award Agreement, during the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.4.    Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

7.5.    Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Code Section 83(a), such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

8.Restricted Stock Units (RSUs)

8.1.    Generally. The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions as are consistent with the Plan and as the Administrator may impose from time to time, subject to this Section 8. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Participant holding RSUs will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash, other securities, other property, or a combination of the foregoing.

8.2.    Vesting and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

8.3.    Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in Shares, cash, other securities, other property, or a combination of the foregoing. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the fair market value of the Shares as of the date on which the restricted period lapsed with respect to such RSUs, less an amount equal to any taxes required to be withheld or paid. The Administrator may provide that RSUs will be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law.

8.4.    Voting. The holders of RSUs shall have no voting rights as the Company’s shareholders.

9.Performance Awards

9.1.    Generally. The Administrator shall have the authority to designate any Award described in Sections 6 through 8 of the Plan as a Performance Award. Additionally, the Administrator shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Award.

9.2.    Discretion of Administrator. The Administrator shall have the discretion to establish the terms, conditions, and restrictions of any Performance Award. For each performance period, the Administrator shall have the sole authority to select the length of such performance period, the types of Performance Awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a Performance Award being earned.

9.3.    Performance Criteria. The Administrator may establish performance-based conditions for an Award as specified in the Award Agreement, which may be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt;

(xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Subsidiaries as a whole or any business unit(s) of the Company and/or one or more Subsidiaries or any combination thereof, as the Administrator may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph. Any performance criteria that are financial metrics, may be determined in accordance with GAAP or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

9.4.    Modification of Performance Goals. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Adjustments the Administrator may make include but are not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

9.5.    Terms and Conditions to Payment. Except as otherwise provided in an Award Agreement, a Participant must be employed by the Company on the last day of a performance period to be eligible to vest and receive Shares, cash, or other consideration in respect of a Performance Award for such performance period. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for such period are achieved and any other vesting conditions specified in the Participant’s Award Agreement are satisfied. Following the completion of a performance period, the Administrator shall determine whether, and to what extent, the performance goals for the performance period have been achieved and determine the number of Shares, cash or other consideration that will be settled pursuant to Performance Awards.

9.6.    Timing of Award Payments. Except as provided in an Award agreement, Performance Awards granted for a performance period shall be paid to Participants as soon as administratively practicable following the Administrator’s determination in accordance with Section 9.5.

10.Other Awards

10.1.    General. The Administrator may grant Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions as are consistent with the Plan.

10.2.    Dividend Equivalents. The Administrator may provide that any Award, other than an Option or Stock Appreciation Right, may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted. The payment of Dividend Equivalents shall be specified in the applicable Award Agreement and shall in all cases be subject to Applicable Law.

10.3.    Other Stock or Cash Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights. The Administrator may grant Cash Awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine. Cash Awards shall be evidenced in such form as the Administrator may determine.
11.Adjustments; Change in Control

11.1.    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust (i) the number and class of Shares which may be delivered under the Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of Options and SARs) of Shares subject to outstanding Awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding Performance Awards, and (iv) the numerical limits in Section 5. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

11.2.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not be vested or otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

11.3.    Change in Control. In the event of a Change in Control, each Award (vested or unvested) shall be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portions thereof) in an identical manner. Such determination, without the consent of any Participant, may provide, without limitation, for one or more of the following in the event of a Change in Control: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving entity) or by the surviving entity or its parent, (ii) substitution by the surviving entity or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards), (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event, (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Administrator (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period, (v) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Administrator and which value may be zero; provided, that in the case of Options, SARs and similar awards, the fair value may be the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate exercise price with respect to such Awards or portion thereof being cancelled, or if no such excess, zero; provided, further that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change in Control, and (vi) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.

12.Provisions Applicable to Awards

12.1.    Conditions Upon Issuance of Shares. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Law and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

12.2.    Transferability. No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Each Participant may file with the Administrator a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator. The last such designation filed with the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

12.3.    Documentation. All Awards made under the Plan shall be made pursuant to an Award Agreement. The Administrator may, in its sole discretion, determine the terms and conditions set forth in each Award Agreement, provided that all such terms and conditions are consistent with the Plan.

12.4.    Discretion. All Awards made pursuant to the Plan may be made alone or in addition to or in conjunction with any other Award. The terms of each Award are not required to be identical, and the Administrator does not have to treat Participants or Awards uniformly.

12.5.    Withholding. A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes, including any Tax Obligations, in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Administrator or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Administrator, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes. Without limitation, the Administrator may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability, (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability, (C) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant, (D) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, or (E) if there is a public market for Shares at the time the withholding obligation for Tax Obligations is to be satisfied, selling Shares issued pursuant to the Award creating the withholding obligation. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to (but not in excess of) the aggregate amount of such obligations based on the maximum statutory withholding rates in the Participant’s jurisdiction for all Tax Obligations that are applicable to such taxable income.

12.6.    Award Modification; Repricing. The Administrator may at any time, and from time to time, amend the terms of any one or more Awards without the consent of any Participant; provided, however, that the Administrator may not make any amendment which would otherwise constitute an impairment of the material rights under any Award unless the Participant consents to such impairment in writing. Notwithstanding anything to the contrary in Section 4 and except for an adjustment pursuant to Section 11 or a repricing approved by shareholders, in no case may the Administrator (i) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Award.

12.7.    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable, in each case, subject to Applicable Law.

12.8.    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited, or otherwise eliminated.

13.Section 409A

13.1.    General. The Plan is intended to comply with Section 409A to the extent subject thereto, and shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” (as defined in Section 409A) shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or any Award, adopt policies and procedures, make corrective filings, or take any other actions (including amendments and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including exempting the Plan and Awards from Section 409A or complying with 409A.

13.2.    Payments to Specified Employees. Notwithstanding anything in the Plan or an Award Agreement to the contrary, any payment or settlement made pursuant to an Award to a “specified employee” (as defined by Section 409A and as determined by the Administrator) due to such Participant’s “separation from service” (as defined by Section 409A) will, to the extent necessary to avoid adverse tax consequences to the Participant, be delayed for the six-month period immediately following such “separation from service (or, if earlier, on the “specified employee’s” death) and will instead be paid on the day immediately following such six-month period or as soon as practicable thereafter. Any delayed payment under this Section 13.2 shall not accrue interest during the delay. All payments of “nonqualified deferred compensation” (as defined by Section 409A) that are scheduled to be paid more than six months following a “specified employee’s” termination, shall be made on their regular schedule.

13.3.    Change in Control. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

14.Amendment of the Plan

The Board may at any time amend, alter, suspend, or terminate the Plan. The Company may obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Law, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15.Foreign Participants

The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

16.Clawbacks

Notwithstanding any other provisions in the Plan, the Administrator may cancel any Award, require reimbursement of any Award, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with Company policies, including the Company’s Clawback Policies. A Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policies. By accepting an Award, the Participant agrees to be bound by the Clawback Policies and to adhere to the Clawback Policies to the extent required by Applicable Law.

17.No Right to Continued Service

Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) a Participant’s employment with or without notice and with or without Cause, or (ii) a Participant’s service as a Consultant or Director.

18.No Rights as a Shareholder

Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions of other rights for which the record date is prior to the date such Share certificates are issued, except as provided in Section 11.

19.Miscellaneous

19.1.    Limitations on Liability. Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under the tax, securities, or other applicable laws and regulations.

19.2.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19.3.    Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

19.4.    Governing Documents. The Plan and each Award Agreement evidencing an Award are intended to be read together, and together, set forth the complete terms and conditions of each Award. To the extent of any contradiction between the Plan and any Award Agreement or other written agreement between a Participant and the Company, the Plan will govern unless the Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.

19.5.    Governing Law. The Plan will be governed by and construed in accordance with the internal laws of the State of New York, without reference to any choice of law principles.

19.6.    Waiver of Jury Trial. EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

19.7.    Waiver of Claims. Each Participant of an Award recognizes and agrees that before being selected by the Administrator to receive an Award, the Participant has no right to any benefits under the Plan. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, the Participant expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action, or omission hereunder or under any Award Agreement by the Administrator, the Company, or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required). Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant. The Plan is not intended to be subject to ERISA.

19.8.    No Third-Party Beneficiaries. Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Participant of any Award any rights or remedies thereunder. The provisions of Section 4.3 will inure to the benefit of the estate, beneficiaries, and legatees of any member of the Administrator and the Board, and any person to whom the Administrator or the Board delegates its powers, responsibilities, or duties in writing.

19.9.    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in any form, of personal data as described in this section by and among the Company and its Subsidiaries, Affiliates, and their agents exclusively for implementing, administering, and managing the Participant’s participation in the Plan. The Company, its Subsidiaries, and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address, telephone number, birthday, social security or other identification number, salary, nationality, job title(s), any Shares held in the Company, its Subsidiaries, and Affiliates, and Award details to implement, manage, and administer the Plan and Awards (the “Data”). The Company, its Subsidiaries, and Affiliates may transfer the Data amongst themselves as necessary to implement, administer, and manage a Participant’s participation in the Plan, and the Company, its Subsidiaries, and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration, and management. These third-party recipients may be located in the United States or elsewhere, and the applicable location may be subject to different data privacy laws than the Participant’s home country. By accepting an Award, each Participant authorizes each recipient to receive, possess, use, retain, and transfer the Data, in electronic or other form, to implement, administer, and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other thirty party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant, or refuse or withdraw the consents in this section in writing, without cost, by contacting the local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this section.

19.10.    Titles and Headings. The titles and headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

19.11.    Intended to Comply with Applicable Law. The Plan and all Awards granted hereunder are intended to fully comply with Applicable Law. All administrative actions, determinations, and exercises of discretion by the Administrator shall comply with Applicable Law.

19.12.    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or agreement thereunder.

20.Shareholder Approval

The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Law. All Awards hereunder are contingent on approval of the Plan by the Company’s shareholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the Company’s shareholders within twelve (12) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.

21.Effective Date

The Plan was adopted by the Board [ ], and shall become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Unless terminated earlier under Section 14, this Plan shall terminate on [ ], ten (10) years after the Effective Date.